Exhibit 5.1

December 9, 2024

BioSig Technologies, Inc.

12424 Wilshire Blvd, Ste 745

Los Angeles, California 90025

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BioSig Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, any amendment thereto the form of base prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $75,000,000 aggregate initial offering price of securities consisting of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants (“Warrants”) to purchase Common Stock or Preferred Stock, and (iv) units consisting of Common Stock, Preferred Stock, or Warrants, or any combination thereof, in one or more series (the “Units”). The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For the purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith or incorporated by reference therein, (ii) the Prospectus, (iii) the Company’s amended and restated certificate of incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors of the Company (“Board”) will have taken all action necessary to set the issuance price of the Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

All references in this opinion letter to the Board are intended to include an authorized committee thereof empowered and authorized to act under the Delaware General Corporation Law in lieu of the full Board.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFC.LAW

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters including without limitation the due reservation of any Common Stock for issuance; and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation and Bylaws and either in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board or, if such Common Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.	With respect to Securities constituting Preferred Stock, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the designation of relative rights, preferences and limitations in any series of Preferred Stock and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Delaware as required by Section 151(g) of the Delaware General Corporation Law, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance; and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation or Bylaws and either in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board or, if such Preferred Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exercise of Warrants that are exercisable to purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Securities constituting Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, terms of the offering thereof and related matters; (ii) the agreement or agreements relating to the Securities comprising the Units have been duly authorized and validly executed and delivered by the Company; and (iii) the certificates representing the Securities comprising the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreements, the Units will be valid and binding obligations of the Company enforceable against the Company in accordance with the their terms.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFC.LAW

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness or qualification shall not have been terminated, suspended or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein; (iv) unless such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Common Stock or Preferred Stock, or Common Stock or Preferred Stock issuable upon exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company shall have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the Board shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Company in conformity with the Certificate of Incorporation and Bylaws (subject to the further assumption that neither the Certificate of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the amended and restated certificate of incorporation and Bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock will be authorized for issuance under the amended and restated certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if Common Stock or Preferred Stock is issuable upon exercise of Warrants, the applicable warrant agreement) will not be less than the par value of such Common Stock or Preferred Stock; (viii) if such Securities constitute Common Stock or Preferred Stock issuable upon exercise of Warrants, the action with respect to such Warrants referred to in Paragraph 3 above will have been taken; and (ix) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exercise of such Warrants, the terms of such exercise and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exercise.

B.	This letter is limited to matters governed by the Delaware General Corporation Law and by the laws of the State of New York (the “Laws”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

C.	This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFC.LAW

D.	To the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue-sky laws, this letter expresses no opinions concerning the enforceability of indemnification provisions.

E.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity; and (iii) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality (regardless of whether enforcement is sought in a proceeding at law or in equity).

F.	We express no opinion as to any provision in any stock purchase contract, unit purchase agreement, other agreement pursuant to which any Securities are to be issued or governed, or the Certificate of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFC.LAW